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                                                                    EXHIBIT 21.1

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                          SUBSIDIARIES OF GATEWAY, INC.
                                  NAME                                    JURISDICTION

                         Gateway Companies, Inc.                           Delaware
                      Advanced Logic Research, Inc.                        Delaware
                       Cowabunga Enterprises, Inc.                         Delaware
                     Gateway Accessory Stores, Inc.                        Delaware
                           Gateway Asia, Inc.                              Delaware
                            Gateway.com L.P.                               Delaware
                           Gateway Direct L.P.                             Delaware
                      Gateway Consumer Sales, Inc.                         Delaware
                       Gateway Manufacturing, Inc.                         Delaware
                             GW Holdings LLC                               Delaware
                          Gateway Business LLC                             Delaware
                       Gateway Country Stores LLC                          Delaware
                              GW Retail LLC                                Delaware
                        Gateway-Pharos Hitex, LLC                          Delaware
                         Gateway Puerto Rico LLC                           Delaware
                          Gateway Wonders, Inc.                            Delaware
                   Gateway Securities Management, Inc.                     Delaware
                            GW Securities LLC                              Delaware
                            Wonderworks, Inc.                              Delaware
                  Gateway International Holdings, Inc.                     Delaware
                             Your:)Bank.com                                Utah
                       Spotware Technologies, Inc.                         Delaware
                       Gateway Technologies, Inc.                          Delaware
                            NECX Direct, LLC                               Delaware
                    North Merrill Maintenance L.L.C.                       South Dakota
                Advanced Logic Research Deutschland GmbH                   Germany
               Advanced Logic Research International, Inc.                 U.S. Virgin Islands
                           Gateway Japan, Inc.                             Japan
                        Gateway Hong Kong Limited                          Hong Kong
                 Gateway International Computers Limited                   Neth. Resident
                            Gateway Pty Ltd.                               Australia (HYBRID)
                       Gateway Wholesale Pty. Ltd.                         Australia
                       Gateway 2000 Asia Pte. Ltd                          Singapore (HYBRID)
                        Gateway Malaysia Sdn. Bhd                          Malaysia (HYBRID)
                         Gateway Ireland Limited                           Ireland - (Cyprus Branch)
                             Gateway Europe                                Ireland
                              Gateway GmbH                                 Germany
                             Gateway Limited                               United Kingdom
                           Gateway France SARL                             France
                         Gateway Netherlands BV                            Netherlands
                            Gateway Sweden AB                              Sweden
                         Gateway Cyprus Limited                            Cyprus
                          Gateway Canada Corp.                             Canada
                    Gateway Technologies Espana Ltd.                       Spain
                               Gateway Net                                 Japan
                          Gateway S.I.S., Inc.                             Japan
                           Gateway Brasil Ltda                             Brasil
                           Gateway Denmark Aps                             Denmark
                           Gateway Italia Srl                              Italy
                         Gateway Switzerland Ag                            Switzerland
                          Gateway Ireland Ltd.                             Ireland
                    GTW de Mexico S. de R.L. de C.V.                       Mexico

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